As filed with the Securities and Exchange Commission on June 23, 2026

Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PVH CORP.

(Exact name of registrant as specified in its charter)

Delaware	13-1166910
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

285 Madison Avenue New York, New York (212) 381-3500	10017
(Address of Principal Executive Offices)	(Zip Code)

PVH CORP.

Stock Incentive Plan

(Full title of the plan)

Mark D. Fischer

Executive Vice President,

General Counsel and Secretary

285 Madison Avenue

New York, New York 10017

(Name and address of agent for service)

(212) 381-3500

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

PVH Corp. (the “Registrant” or “PVH”) previously filed with the Securities and Exchange Commission (the “SEC”) the following Registration Statements on Form S-8 (the “Prior Registration Statements”):

●	The Registrant filed with the SEC its Registration Statement on Form S-8, Registration No. 333-143921, on June 20, 2007 (the “2007 Registration Statement”) pursuant to which it registered under the Securities Act of 1933, as amended (the “Securities Act”) 3,991,167 shares of its common stock, par value $1.00 per share (the “Common Stock”), to be offered and sold under its Stock Incentive Plan (formerly known as the 2006 Stock Incentive Plan) (the “Plan”). Pursuant to the Plan, any shares of Common Stock that were available to be issued under a Prior Plan (as defined below) as of the date of the Plan’s approval by the Registrant’s stockholders or thereafter became available under a Prior Plan because of expirations, cancellations and terminations of outstanding stock option awards, were to be assigned to, and made available for issuance under, the Plan. Accordingly, the shares registered pursuant to the 2007 Registration Statement included 991,167 shares of Common Stock that were previously available for grant (i.e., not subject to outstanding awards) under the Registrant’s 1997 Stock Option Plan, 2000 Stock Option Plan and 2003 Stock Option Plan (each, a “Prior Plan” and collectively, the “Prior Plans”) as of June 13, 2006 and shares of Common Stock underlying grants under the Prior Plans that were outstanding on June 13, 2006 but which expired, were terminated or were cancelled between June 13, 2006 and June 18, 2007. (Such 991,167 shares had been previously registered under Registration Statements on Form S-8 (Registration Nos. 333-109000, 333-29765 and 333-41068) relating to the offer and sale of shares of Common Stock issuable under the Prior Plans and were subject to Post-Effective Amendments thereto filed on June 20, 2007 deregistering such shares thereunder.)

●	The Registrant filed with the SEC its Registration Statement on Form S-8, Registration No. 333-151966, on June 26, 2008 (the “2008 Registration Statement”) pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of registering under the Securities Act 11,387 additional shares of Common Stock to be offered and sold under the Plan. These shares represented shares of Common Stock underlying grants under the 2003 Stock Option Plan outstanding on June 13, 2006 that were forfeited between June 19, 2007 and June 18, 2008 and, in accordance with the terms of the Plan, were assigned to and made available for grant under the Plan. (Such 11,387 shares had been previously registered under the Registration Statement on Form S-8, Registration No. 333-109000, relating to the offer and sale of shares of Common Stock issuable under Registrant’s 2003 Stock Option Plan and were subject to a Post-Effective Amendment thereto filed on June 26, 2008 deregistering such shares thereunder.)

●	The Registrant filed with the SEC its Registration Statement on Form S-8, Registration No. 333-160382, on July 1, 2009 (the “2009 Registration Statement”) pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of registering under the Securities Act 4,472,397 additional shares of Common Stock to be offered and sold under the Plan. These shares represented 4,400,000 shares of Common Stock that were added to the Plan as of April 30, 2009 by vote of the Registrant’s stockholders and 72,397 shares of Common Stock described in the following sentence. The 72,397 shares represented 1,700 shares of Common Stock underlying grants under the 2000 Stock Option Plan and 70,697 shares of Common Stock underlying grants under the 2003 Stock Option Plan outstanding on June 18, 2008 that expired or were cancelled or forfeited between June 19, 2008 and June 25, 2009 and, in accordance with the terms of the Plan, were assigned to and made available for grant under the Plan. (Such 72,397 shares had been previously registered under the Registration Statement on Form S-8, Registration No. 333-41068, relating to the offer and sale of shares of Common Stock issued under Registrant’s 2000 Stock Option Plan, or Registration Statement on Form S-8, Registration No. 333-109000, relating to the offer and sale of shares of Common Stock issuable under Registrant’s 2003 Stock Option Plan, and were subject to Post-Effective Amendments thereto filed on July 1, 2009 deregistering such shares thereunder.)

●	The Registrant filed with the SEC its Registration Statement on Form S-8, Registration No. 333-175240, on June 30, 2011 (the “2011 Registration Statement”) pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of registering under the Securities Act 15,648 additional shares of Common Stock to be offered and sold under the Plan. These shares represented 584 shares of Common Stock underlying grants under the 1997 Stock Option Plan, 2,563 shares of Common Stock underlying grants under the 2000 Stock Option Plan and 12,501 shares of Common Stock underlying grants under the 2003 Stock Option Plan outstanding on June 25, 2009 that expired or were cancelled or forfeited between June 26, 2009 and June 26, 2011 and, in accordance with the terms of the Plan, were assigned to and made available for grant under the Plan. (Such 15,648 shares had been previously registered under the Registration Statement on Form S-8, Registration No. 333-29765, relating to the offer and sale of shares of Common Stock issued under Registrant’s 1997 Stock Option Plan, Registration Statement on Form S-8, Registration No. 333-41068, relating to the offer and sale of shares of Common Stock issued under Registrant’s 2000 Stock Option Plan, or Registration Statement on Form S-8, Registration No. 333-109000, relating to the offer and sale of shares of Common Stock issued under Registrant’s 2003 Stock Option Plan, and were subject to Post-Effective Amendments thereto filed on June 30, 2011 deregistering such shares thereunder.)

●	The Registrant filed with the SEC its Registration Statement on Form S-8, Registration No. 333-183800, on September 10, 2012 (the “2012 Registration Statement”) pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of registering under the Securities Act 4,503,050 additional shares of Common Stock to be offered and sold under the Plan. These shares represented 4,500,000 shares of Common Stock that were added to the Plan as of April 26, 2012 by vote of the Registrant’s stockholders and 3,050 shares of Common Stock described in the following sentence. The 3,050 shares represented shares of Common Stock underlying grants under the 2003 Stock Option Plan outstanding on June 26, 2011 that expired or were cancelled or forfeited between June 27, 2011 and August 31, 2012 and, in accordance with the terms of the Plan, were assigned to and made available for grant under the Plan. (Such 3,050 shares had been previously registered under the Registration Statement on Form S-8, Registration No. 333-109000, relating to the offer and sale of shares of Common Stock issued under Registrant’s 2003 Stock Option Plan, and were subject to a Post-Effective Amendment thereto filed on September 8, 2012 deregistering such shares thereunder.)

●	The Registrant filed with the SEC its Registration Statement on Form S-8, Registration No. 333-186707, on February 15, 2013 (the “2013 Registration Statement”) pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of registering under the Securities Act an additional 1,442,940 shares of Common Stock to be offered and sold under the Plan. These shares represented shares of the Common Stock to be issued pursuant to the Agreement and Plan of Merger, by and among PVH, Wand Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of PVH, and The Warnaco Group, Inc., a Delaware corporation (“Warnaco”), pursuant to which Wand Acquisition Corp. will merge with and into Warnaco (the “Merger”). In particular, they included (a) 443,346 shares of Common Stock to be issued underlying outstanding option award obligations at that time under (i) The Warnaco Group, Inc. 2003 Stock Incentive Plan, effective May 28, 2003 (the “2003 Warnaco Plan”) and (ii) The Warnaco Group, Inc. 2005 Stock Incentive Plan as amended and restated effective May 23, 2009 (the “2005 Warnaco Plan”) and assumed by PVH in connection with the Merger, (b) 136,677 shares of Common Stock underlying certain outstanding restricted stock awards, restricted stock units, performance shares and performance shares units awarded under the 2005 Warnaco Plan and assumed by PVH in connection with the Merger and (c) 862,917 shares of Common Stock reserved for future grant in substitution for shares previously available under the 2005 Warnaco Plan.

●	The Registrant filed with the SEC its Registration Statement on Form S-8, Registration No. 333-206746, on September 3, 2015 (the “2015 Registration Statement”) pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of registering under the Securities Act 3,002,089 additional shares of Common Stock to be offered and sold under the Plan. These shares represented 3,000,000 shares of Common Stock that were added to the Plan as of April 30, 2015 by vote of the Registrant’s stockholders and 2,089 shares of Common Stock described in the following sentence. The 2,089 shares represented 326 shares of Common Stock underlying grants under the 2000 Stock Option Plan and 1,763 shares of Common Stock underlying grants under the 2003 Stock Option Plan outstanding on August 31, 2012 that expired or were cancelled or forfeited between September 1, 2012 and August 28, 2015 and, in accordance with the terms of the 2006 Plan, were assigned to and made available for grant under the Plan. (Such 2,089 shares had previously been registered under the Registration Statement on Form S-8, Registration No. 333-41068, relating to the offer and sale of shares of Common Stock issued under Registrant’s 2000 Stock Option Plan, or Registration Statement on Form S-8, Registration No. 333-109000, relating to the offer and sale of shares of Common Stock issued under Registrant’s 2003 Stock Option Plan, and were subject to Post-Effective Amendments thereto filed on September 3, 2015 deregistering such shares thereunder.)

●	The Registrant filed with the SEC its Registration Statement on Form S-8, Registration No. 333-220250, on August 30, 2017 (the “2017 Registration Statement”) pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of registering under the Securities Act 1,300 additional shares of Common Stock to be offered and sold under the Plan. These shares represented shares of Common Stock underlying grants under the 2003 Stock Option Plan outstanding on August 28, 2015 that expired or were cancelled or forfeited between August 29, 2015 and August 29, 2017 and, in accordance with the terms of the Plan, were assigned to and made available for grant under the Plan. (Such shares had previously been registered under the Registration Statement on Form S-8, Registration No. 333-109000, relating to the offer and sale of shares of Common Stock issued under Registrant’s 2003 Stock Option Plan, and were subject to a Post-Effective Amendment thereto filed on August 30, 2017 deregistering such shares thereunder.) As of the date of the 2017 Registration Statement, there were no longer any shares of Common Stock subject to grants under any Prior Plan.

●	The Registrant filed with the SEC its Registration Statement on Form S-8, Registration No. 333-239295, on June 19, 2020 (the “2020 Registration Statement”) pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of registering under the Securities Act 3,000,000 additional shares of Common Stock to be offered and sold under the Plan. These shares represented shares of Common Stock that were added to the Plan as April 30, 2020 by vote of the Registrant’s stockholders.

●	The Registrant filed with the SEC its Registration Statement on Form S-8, Registration No. 333-272823, on June 22, 2023 (the “2023 Registration Statement”) pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of registering under the Securities Act 2,989,000 additional shares of Common Stock to be offered and sold under the Plan. These shares represented shares of Common Stock that were added to the Plan as June 22, 2023 by vote of the Registrant’s stockholders.

This Registration Statement on Form S-8 (this “Registration Statement”) has been prepared and filed pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of registering under the Securities Act 1,068,000 additional shares of Common Stock to be offered and sold under the Plan. These shares represent shares of Common Stock that were added to the Plan as of June 18, 2026 by vote of the Registrant’s stockholders. Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statements are incorporated into this Registration Statement by reference, except as amended hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed with the SEC by the Registrant, are incorporated by reference in this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended February 1, 2026 filed March 31, 2026 (SEC File No. 001-07572);

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended May 3, 2026, filed June 5, 2026 (SEC File No. 001-07572);

(c)	The Registrant’s Current Reports on Form 8-K, filed February 4, 2026, March 20, 2026 and April 29, 2026; and

(d)	The description of the Registrant’s Common Stock contained in Exhibit 4.8 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended February 2, 2025 filed April 1, 2025 (SEC File No. 001-07572).

All documents that the Registrant subsequently files pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, other than any information it furnishes, rather than files, with the SEC pursuant to certain items of Form 8-K prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

The following is a list of all exhibits filed as a part of this Registration Statement on Form S-8, including those incorporated herein by reference.

Exhibit Number	Description of Exhibit
4.1	Specimen of Common Stock certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Quarterly Report on Form 10-Q for the period ended July 31, 2011).
5.1	Opinion of Mark D. Fischer, Esq., General Counsel.
23.1	Consent of Mark D. Fischer, Esq., General Counsel (included in Exhibit 5.1).
23.2	Consent of Ernst & Young LLP.
107	Filing Fee Table

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, PVH Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 23rd day of June, 2026.

PVH CORP.

By:	/s/ STEFAN LARSSON
Stefan Larsson
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 23rd day of June, 2026.

Signature	Title

/s/ STEFAN LARSSON	Director and Chief Executive Officer
Stefan Larsson	(Principal Executive Officer)

/s/ MELISSA STONE	Interim Chief Financial Officer and Executive Vice
Melissa Stone	President, Global Financial Planning & Analysis
(Principal Financial Officer)

/s/ ERIK W. GRAF	Executive Vice President and Corporate Controller
Erik W. Graf	(Principal Accounting Officer)

/s/ MICHAEL CALBERT	Chairman (Director)
Michael Calbert

/s/ JESPER ANDERSEN	Director
Jesper Andersen

/s/ AJAY BHALLA	Director
Ajay Bhalla

/s/ BRENT CALLINICOS	Director
Brent Callinicos

/s/ GEORGE CHEEKS	Director
George Cheeks

/s/ KATE GULLIVER	Director
Kate Gulliver

/s/ JUDITH AMANDA SOURRY KNOX	Director
Judith Amanda Sourry Knox

/s/ GERALDINE (PENNY) MCINTYRE	Director
Geraldine (Penny) McIntyre

/s/ AMY MCPHERSON	Director
Amy McPherson

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